AMENDED

                              DECLARATION OF TRUST

                          BANKERS NATIONAL SERIES TRUST

                                  June 10, 1983


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                                TABLE OF CONTENTS

                                                                           Page

RECITALS................................................................

                                    ARTICLE I
                                    THE TRUST

SECTION 1.1  Name.......................................................
SECTION 1.2  Location...................................................
SECTION 1.3  Nature of Trust............................................
SECTION 1.4  Definitions................................................


                                   ARTICLE II
                               POWERS OF TRUSTEES

SECTION 2.1  General....................................................
SECTION 2.2  Investments................................................
SECTION 2.4  Disposition of Assets......................................
SECTION 2.5  Taxes......................................................
SECTION 2.6  Rights as Holder of Securities.............................
SECTION 2.7  Delegation; Committees.....................................
SECTION 2.8  Collection.................................................
SECTION 2.9  Expenses...................................................
SECTION 2.10 Borrowing..................................................
SECTION 2.11 Deposits...................................................
SECTION 2.12 Allocation.................................................
SECTION 2.13 Valuation..................................................
SECTION 2.14 Fiscal Year................................................
SECTION 2.15 Concerning the Trust and Certain Affiliates................
SECTION 2.16 Power to Contract..........................................
SECTION 2.17 Insurance..................................................
SECTION 2.18 Pension and Other Plans....................................
SECTION 2.19 Seal.......................................................
SECTION 2.20 Charitable Contributions...................................
SECTION 2.21 Indemnification............................................
SECTION 2.22 Remedies...................................................
SECTION 2.23 Separate Accounting........................................

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SECTION 2.24 Further Powers............................................



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                                TABLE OF CONTENTS

                                                                           Page

                                   ARTICLE III

                             ADVISER AND DISTRIBUTOR

SECTION 3.1  Appointment................................................
SECTION 3.2  Provisions of Agreement....................................

                                   ARTICLE IV
                                   INVESTMENTS

SECTION 4.1  Statement of Investment Objectives and
             Policies...................................................
SECTION 4.2  Restrictions...............................................
SECTION 4.3  Percentage Restrictions....................................
SECTION 4.4  Amendment of Investment Objectives and
             Policies and of Investment Limitations.....................

                                    ARTICLE V
                            LIMITATIONS OF LIABILITY

SECTION 5.1  Liability to Third Persons.................................
SECTION 5.2  Liability to Trust or to Shareholders......................
SECTION 5.3  Indemnification............................................
SECTION 5.4  Surety Bonds...............................................
SECTION 5.5  Apparent Authority.........................................
SECTION 5.6  Recitals...................................................
SECTION 5.7  Reliance on Experts, Etc...................................
SECTION 5.8  Liability Insurance........................................

                                   ARTICLE VI
                            CHARACTERISTICS OF SHARES

SECTION 6.1  General....................................................
SECTION 6.2  Classes of Stock...........................................
SECTION 6.3  Evidence of Share Ownership................................
SECTION 6.4  Death of Shareholders......................................
SECTION 6.5  Repurchase of Shares.......................................
SECTION 6.6  Trustees as Shareholders................ ..................
SECTION 6.7  Redemption and Stop Transfers for Tax
             Purposes; Redemption to Maintain Constant
             Net Asset Value............................................
SECTION 6.8  Information from Shareholders..............................


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                                TABLE OF CONTENTS
                                                                          Page

SECTION 6 (continued)

SECTION 6.9  Redemptions................................................
SECTION 6.10 Suspension of Redemption; Postponement
             of Payment.................................................

                                   ARTICLE VII
                          RECORD AND TRANSFER OF SHARES

SECTION 7.1  Share Register.............................................
SECTION 7.2  Transfer Agent.............................................
SECTION 7.3  Owner of Record............................................
SECTION 7.4  Transfers of Shares........................................
SECTION 7.5  Limitation of Fiduciary Responsibility.....................
SECTION 7.6  Notices....................................................

                                  ARTICLE VIII
                                  SHAREHOLDERS

SECTION 8.1  Meetings of Shareholders...................................
SECTION 8.2  Quorums....................................................
SECTION 8.3  Notice of Meetings.........................................
SECTION 8.4  Record Date for Meetings...................................
SECTION 8.5  Proxies, Etc...............................................
SECTION 8.6  Reports....................................................
SECTION 8.7  Inspection of Records......................................
SECTION 8.8  Shareholder Action By Written Consent......................
SECTION 8.9  Voting Rights of Shareholders..............................

                                   ARTICLE IX
                                    TRUSTEES

SECTION 9.1  Number and Qualification...................................
SECTION 9.2  Term and Election..........................................
SECTION 9.3  Resignation and Removal....................................
SECTION 9.4  Vacancies..................................................
SECTION 9.5  Meetings...................................................
SECTION 9.6  Officers...................................................
SECTION 9.7  By-laws....................................................

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                                TABLE OF CONTENTS
                                                                           Page

                                    ARTICLE X
                        DISTRIBUTIONS TO SHAREHOLDERS AND
                 DETERMINATION OF NET ASSET VALUE AND NET INCOME

SECTION 10.1 General....................................................
SECTION 10.2 Retained Earnings..........................................
SECTION 10.3 Source of Distributions....................................
SECTION 10.4 Net Asset Value............................................
SECTION 10.5 Power to Modify Valuation Procedures.......................

                                   ARTICLE XI
                                    CUSTODIAN

SECTION 11.1 Appointment and Duties.....................................
SECTION 11.2 Central Certificate System.................................

                                   ARTICLE XII
                        RECORDING OF DECLARATION OF TRUST

SECTION 12.1 Recording..................................................

                                  ARTICLE XIII
                        AMENDMENT OR TERMINATION OF TRUST

SECTION 13.1 Amendment or Termination...................................
SECTION 13.2 Power to Effect Reorganization.............................

                                   ARTICLE XIV
                                  MISCELLANEOUS

SECTION 14.1 Governing Law..............................................
SECTION 14.2 Counterparts...............................................
SECTION 14.3 Reliance by Third Parties..................................
SECTION 14.4 Provisions in Conflict with Law or
             Regulations................................................
SECTION 14.5 Section Headings...........................................

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                                TABLE OF CONTENTS

                                                                           Page
                                   ARTICLE XV
                                DURATION OF TRUST

SECTION 15.1 Duration...................................................




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                          Amended Declaration of Trust

                                       of

                          BANKERS NATIONAL SERIES TRUST

         This Amended Declaration of Trust made the 10th day of June, 1983 by Richard E. Coleman, Robert M. Graham, Bruce W. Kunzmann, Thomas G. Ferguson, and John D. Venable, the undersigned Trustees of Bankers National Series Trust.

                                   WITNESSETH:

         WHEREAS, the Trustees desire to establish an unincorporated voluntary association commonly known as a business trust, as described in the provisions of Chapter 182 of the General Laws of Massachusetts, for the principal purpose of the investment and reinvestment of funds contributed thereto; and

         WHEREAS, the Trustees desire that such trust be a registered open-end investment company under the Investment Company Act of 1940; and

         WHEREAS, the Trustees have acknowledged the receipt of and investment of One Hundred Thousand ($100,000.00) Dollars by means of an Agreement Governing Contribution and have agreed to hold, invest, and dispose of the same and any property acquired or otherwise added thereto as such Trustees as hereinafter stated; and

         WHEREAS, it is proposed that the beneficial interest in the Trust's assets shall be divided into transferable shares of beneficial interest, which shall be evidenced by the Share Register maintained by the Trust or its agent, or, in the discretion of the Trustees, be evidenced by certificates therefor, as hereinafter provided;

         NOW, THEREFORE, the Trustees hereby declare that they will hold all property of every type and description which they are acquiring or may hereafter acquire as such Trustees, together with the proceeds thereof, in trust, to manage and dispose of the same for the benefit of the holders of record from time to time of the Shares being

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issued and  to  be  issued  hereunder  and  in  the  manner and  subject  to the provisions hereof.

                                    ARTICLE I
                                    THE TRUST

         1.1 NAME. The name of the trust created by this Declaration of Trust shall be Bankers National Series Trust (hereinafter called the "Trust") and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally and shall not refer to the officers, agents, employees or Shareholders of the Trust or of such Trustees. Should the Trustees determine that the use of such name is not practicable, legal or convenient, they may use such other designation or they may adopt such other name for the Trust as they deem proper and the Trust may hold property and conduct its activities under such designation or name.

         1.2 LOCATION. The Trust shall maintain a registered office in Boston, Massachusetts, and may maintain such other offices or places of business as the Trustees may from time to time determine.

         1.3 NATURE OF TRUST. The Trust shall be of the type commonly termed a "business" trust. The Trust is not intended to be, shall not be deemed to be and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder. The Trust is intended to have the status of a registered open-end investment company under the Investment Company Act of 1940 and of a "regulated investment company" as that term is defined in Section 851 of the Internal Revenue Code of 1954, and this Declaration of Trust and all actions of the Trustees hereunder shall be construed in accordance with such intent.

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         1.4  DEFINITIONS.  As used in this  Declaration of Trust, the following terms shall have the following meanings unless the context hereof otherwise requires:

                  "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

                  "Adviser" and "Distributor" shall mean any Person or Persons appointed, employed or contracted with by the Trustee under the applicable provisions of Section 3.1 hereof.

                  "Affiliate" shall have the same meaning as the term Affiliated Person under the 1940 Act.

                  "Assignment," "Commission," and "Prospectus" shall have the meanings given them in the 1940 Act.

                  "Declaration of Trust" shall mean this Declaration of Trust as amended, restated, or modified from time to time. References in this Declaration of Trust to "Declaration," "hereof," "herein," "hereby" and "hereunder" shall be deemed to refer to the Declaration of Trust and shall not be limited to the particular text, article, or section in which such words appear.

                  "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other entities whether or not legal entities and governments and agencies and political subdivisions thereof.

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                  "Portfolio"  shall  mean  any  subdivision  of  the  Trust  so designated as such by the Trustees.

                  "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise or, in general, any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for, guarantees of, or any right to subscribe to, purchase or acquire any of the foregoing.

                  "Shareholders" shall mean, as of any particular time, all holders of record of outstanding Shares at such time.

                  "Shares" shall mean the shares of beneficial interest of the Trust as described in Article VI.

                  "Trust Property" shall mean, as of any particular time, any and all property, real, personal, or otherwise, tangible or intangible, which is transferred, conveyed or paid to the Trust or Trustees and all income, profits and gains therefrom and which at such time is owned or held by, or for the account of, the Trust or the Trustees.

                                   ARTICLE II
                               POWERS OF TRUSTEES

         2.1 GENERAL. The Trustees shall have, without other or further authorization, full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole and absolute owners of the Trust Property and business in their own right, and with such powers of

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delegation as may be permitted by this Declaration of Trust. The Trustees may do and perform such acts and things as in their sole judgment and discretion are necessary and proper for conducting the business and affairs of the Trust or promoting the interests of the Trust and the Shareholders. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid power or authority or any specific power or authority. The Trustees shall have the power to enter into commitments to make any investment, purchase or acquisition, or to exercise any power authorized by this Declaration of Trust. Such powers of the Trustees may be exercised without order of or resort to any court.

         2.2 INVESTMENTS. The Trustees shall have power, subject in all respects to Article IV hereof,

         (a) to conduct, operate and carry on the business of an investment company; and

         (b) for such consideration as they may deem proper, to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of negotiable or nonnegotiable instruments, obligations, evidences of indebtedness, bankers' acceptances, certificates of deposit or indebtedness, commercial paper, securities subject to repurchase agreements and other money market securities, including, without limitation, those issued, guaranteed or sponsored by the United States Government or its agencies or instrumentalities, or international instrumentalities, or by any of the several states of the United States of America or their political subdivisions, agencies or instrumentalities, or any bank or savings institution, or by any corporation organized under the laws of the United States or of any state, territory or possession thereof, or by corporations organized under foreign laws; marketable straight debt securities; securities (payable in U.S. dollars) of, or guaranteed by, the government of Canada or of a Province of Canada; common stock, securities

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             convertible  into  common  stock,  purchase  rights,  warrants  and options; and nothing herein shall be construed to mean the Trustees shall not have the foregoing powers with respect to any Securities in which the Trust may invest in accordance with Article IV hereof.

             In the exercise of their powers, the Trustees shall not be limited, except as otherwise provided hereunder, to investing in Securities maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law now or hereafter in effect limiting the investments which may be held or retained by trustees or other fiduciaries, but they shall have full authority and power to make any and all investments within the limitations of this Declaration of Trust, that they, in their absolute discretion, shall determine, and without liability for loss, even though such investments shall be of a character or in amount not considered proper for the investment of trust funds.

         2.3 LEGAL TITLE. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants and held by and transferred to the Trustees, except that the Trustees shall have power to cause legal title to any Trust Property to be held by, or in the name of, one or more of the Trustees with suitable reference to their trustee status, or in the name of the Trust, or in the name of any other Person as nominee, on such terms, in such manner and with such powers as the Trustees may determine, so long as in their judgment the interest of the Trust is adequately protected.

         The right, title and interest of the Trustees in and to the Trust Property shall vest automatically in all persons who may hereafter become Trustees upon their due election and qualification without any further act. Upon the resignation, removal or death of a Trustee, he (and in the event of his death, his estate) shall automatically cease to have any right, title or interest in or to any of the Trust Property, and the right, title and interest of such Trustee in and to the Trust Property shall vest automatically in the remaining Trustees without any further act. Such vesting and

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


cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         2.4 DISPOSITION OF ASSETS. Subject in all respects to Article IV hereof, the Trustees shall have power to sell, lease, exchange or otherwise dispose of or grant options with respect to any and all Trust Property free and clear of any and all trusts, at public or private sale, for cash or on terms, without advertisement, and subject to such restrictions, stipulations, agreements and reservations as they shall deem proper, and to execute and deliver any deed or other instrument in connection with the foregoing. The Trustees shall also have the power, subject in all respects to Article IV hereof, to:

         (a) rent, lease or hire from others for terms which may extend beyond the termination of this Declaration of Trust any property or rights to property, real, personal or mixed, tangible or intangible, and, except for real property, to own, manage, use and hold such property and such rights;

         (b) give consents and make contracts relating to Trust Property or its use;

         (c) grant security interests in or otherwise encumber Trust Property in connection with borrowings; and

         (d) release any Trust Property.

         2.5 TAXES. The Trustees shall have power to pay all taxes or assessments, of whatever kind or nature, imposed upon or against the Trust or the Trustees in connection with the Trust Property or upon or against the Trust Property or income or any part thereof, to settle and compromise disputed tax liabilities and, for the foregoing purposes, to make such returns and do all other such acts and things as may be deemed by the Trustees to be necessary or desirable.

         2.6 RIGHTS AS HOLDER OF SECURITIES. The Trustees shall have the power to exercise all the rights, powers and privileges appertaining to the ownership of all or any Securities or other property forming part of the Trust Property to the same extent that any individual might, and,

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

without limiting the generality of the foregoing, to vote or give any consent, request or notice or waive any notice either in person or by proxy or power of attorney with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meetings or action, and may include the exercise of discretionary powers.

         2.7 DELEGATION; COMMITTEES. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust, the conduct of its affairs and the management and disposition of Trust Property, to delegate from time to time to such one or more of their number (who may be designated as constituting a Committee of the Trustees) or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or as their attorney or attorneys or otherwise as the Trustees may from time to time deem expedient.

         2.8 Collection. The Trustees shall have power to collect, sue for, receive and receipt for all sums of money or other property due to the Trust, to consent to extensions of the time for payment, or to the renewal of any Securities or obligations; to engage or intervene in, prosecute, defend, compound, compromise, abandon or adjust by arbitration or otherwise any actions, suits, proceedings, disputes, claims, demands or things relating to the Trust Property; to foreclose any Security or other instrument securing any notes, debentures, bonds, obligations or contracts, by virtue of which any sums of money are owed to the Trust; to exercise any power of sale held by them, and to convey good title thereunder free of any and all trusts, and in connection with any such foreclosure or sale, to purchase or otherwise acquire title to any property; to be parties to reorganization and to transfer to and deposit with any corporation, committee, voting trustee or other Person any Securities or obligations of any corporation, trust, association or other organization, the Securities of which form a part of the Trust Property, for the purpose of any reorganization of any such corporation, trust, association or other organization, or otherwise, to participate in any arrangement for enforcing or protecting the interests of the Trustees as the owners or holders of

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

such Securities of obligations and to pay any assessment levied in connection with such reorganization or arrangement; to extend the time (with or without security) for the payment or delivery of any debts or property and to execute and enter into releases, agreements and other instruments; and to pay or satisfy any debts or claims upon any evidence that the Trustees shall think sufficient.

         2.9 EXPENSES. The Trustees shall have power to incur and pay any charges or expenses which, in the opinion of the Trustees, are necessary or incidental to or proper for carrying out any of the purposes of this Declaration of Trust, and to reimburse others for the payment therefor, and to pay appropriate compensation or fees from the funds of the Trust to themselves as Trustees and to Persons with whom the Trust has contracted or transacted business. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may be paid reasonable compensation for their general services as Trustees and officers hereunder, and the Trustees may pay themselves or any one or more of themselves such compensation for special services, including legal services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves or any one or more of themselves on behalf of the Trust. Each Portfolio must buy the expenses directly attributable to it. However, to the extent that the Trustees can effect cost savings by the sharing of expenses they are authorized to do so. Such general administrative's expenses will be allocated on the basis of the asset size of the respective Portfolios.

         2.10 BORROWING. The Trustees shall have power to borrow money only to the extent, for the purposes and in the manner authorized by Article IV hereof.

         2.11 DEPOSITS. The Trustees shall have power to deposit any monies or Securities included in the Trust Property with one or more banks, trust companies or other banking institutions whether or not such deposits will draw interest. Such deposits are to be subject to withdrawal in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the bank, trust company or other

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

banking institution with whom the monies or Securities have been deposited.

         2.12 ALLOCATION. The Trustees shall have power to determine whether monies or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part of all the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital or apportion the same between income and capital, to apportion the sale price of any asset between income and capital and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this Section 2.12, such assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization or obsolescence in respect of any Trust Property in such amounts and by such methods and for such purposes as they shall determine, and to allocate to the share of beneficial interest account less than all of the consideration received for Shares (but not less than the par value thereof) and to allocate the balance thereof to paid-in capital, all as the Trustees may reasonably deem proper.

         2.13 VALUATION. The Trustees shall have power to determine in good faith, conclusively, the value of any of the Trust Property and of any services, Securities, assets or other consideration hereafter to be acquired or disposed of by the Trust, and to revalue the Trust Property.

         2.14 FISCAL YEAR. The Trustees shall have power to determine the fiscal year of the Trust and the method or form in which its accounts shall be kept and, from time to time, to change the fiscal year or method or form of accounts.

         2.15 CONCERNING THE TRUST AND CERTAIN AFFILIATES.

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

         (a) The Trust may enter into transactions with any Affiliate of the Trust or of the Adviser or any Affiliate of any Trustee, director, officer or employee of the Trust or of the Adviser if (i)each such transactions has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Trustees, including a majority of the Trustees who are not Affiliates of any Person (other than the Trust) who is a party to the transaction with the Trust, (ii) such transaction is, in the opinion of the Trustees, on terms fair and reasonable to the Trust and the Shareholders and at least as favorable to them as similar arrangements for comparable transactions (of which the Trustees have knowledge) with organizations unaffiliated with the Trust or with the Person who is a party to the transaction with the Trust, and
                  (iii) such transaction is in accordance with the 1940 Act or an exemption granted thereunder.

         (b) Except as otherwise provided by this Declaration of Trust and in the absence of fraud, a contract, act or other transaction, between the Trust and any other Person, or in which the Trust is interested, is valid and no Trustee, officer, employee or agent of the Trust has any liability as a result of entering into any such contract, act or transaction even though (a) one or more of the Trustees, officers, employees or agents of the Trust is directly or indirectly interested in or affiliated with, or are trustees, partners, directors, employees, officers or agents of such other Person, or (b) one or more of the Trustees, officers, employees or agents of the Trust, individually or jointly with others, is a party or are parties to, or directly interested in, or affiliated with, such contract, act of transaction, provided that (i) such interest or affiliation is disclosed to the Trustees and the Trustees authorized such contract, act or other transaction by a vote of a majority of the unaffiliated Trustees, or (ii) such interest or affiliation is disclosed to the Shareholders, and such contract, act or transaction is approved by the Shareholders.

         (c) Any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares for his individual account, and may exercise all rights of a holder of such Shares to the same extent and in the same manner as if he were not such a Trustee or officer, employee or agent. The Trustees shall use their best efforts to obtain through the Adviser or other Personas a continuing and suitable investment program, consistent with the investment policies and objectives of the Trust, and the Trustees shall be responsible for reviewing and approving or rejecting investment opportunities presented by the Adviser or such other Persons. Any Trustee or officer, employee or agnet of the Trust may, in his personal capacity, or in a capacity as trustee, officer, director, stockholder, partner, member, adviser or empoyee of any Person, have business interests and engage in business activities in addition to those relating to the Trust, which intereests and activities amy be similar to those of the Trust and include the acquisition, syndication, holding, management, operation or disposition, of his own account or for the account of such person, and each Trustee, officer, employee and agent of the Trust shall be free of any obliation to present to the Trust any investment oppourtunity which comes to him in any capacity other than soley as Trustee, officer employee or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust.

                  Subject to the provisions of Article III hereof, any Trustee or officer, employee or agent of the trust may be interested as Trustee, officer, director, stockhoder, partner, member, adviser or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation form such person as well as compensation as Trustee, officer, employee or agent of the Trust or otherwise hereunder. None of the activities referred to in this paragraph shall be deemed to conflict with his duties and powers as Trustee, officer, employee or agent of the Trust. To the extent that any other provision of this Declaration of Trust conflicts with, or is otherwise contrary to, the provisions of this
                  Section 2.15 the provisions of this Section shall be deemed controlling.

         2.16 POWER TO CONTRACT.  Subject to the  provisions  of Section 2.7 and
3.1 hereof with respect to delegation of authority by the Trustees, the Trustees shall have power to appoint, employ or contract with and Person (including one or more of themselves and any corporation, partnership or trust of which one or more of them may be an Affiliate, subject to the applicable requirements of
Section 2.15 hereof) as the Trustees may deem necessary or desirable for the transaction of the business of the Trust, including any Person who, under the supervision of the Trustees, may, among other things: serve as the Trust's investment adviser and consultant in connection with policy decisions made by the Trustees; furnish reports to the Trustees and provide research, economic and statistical data in connection with the Trust's investments; act as consultants, accountants, technical advisers, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians or agents for collection, insurers or insurance agents, transfer agents or registrars for Shares or in any other capacity deemed by the Trustees necessary or desirable; investigate, select, and, on behalf of the Trust, conduct relations with Persons acting in such capacities and pay appropriate fees to, and enter into appropriate contracts with, or employ, or retain services performed or to be performed by, any of them in connection with the investments acquired, sold, or otherwise disposed of, or committed, negotiated, or contemplated to be acquired, sold or otherwise disposed of; substitute any other Person for any such Person; act as attorney-in-fact or agent in the purchase or sale or other disposition of investments, and in the handling, prosecuting or settling of any claims of the Trust, including the foreclosure or other enforcement of any lien or security securing investments; and assist in the performance of such ministerial functions necessary in the management of the Trust as may be agreed upon with the Trustees or officers of the Trust.

         2.17 INSURANCE. The Trustees shall have the power to purchase and pay for, entirely out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, including the Adviser or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or independent contractor, including any action taken or omitted that may be determined to constitute negligence. However, such policies shall not pay or reimburse any director, officer, investment adviser or principal underwriter for any liability arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties. Such policies are to set forth a reasonable and fair means for determining whether payment or reimbursement shall be made.

         2.18 PENSION AND OTHER PLANS. The Trustees shall have the power to pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including, without limitation, the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

         2.19 SEAL. The Trustees shall have the power to adopt and use a seal for the Trust, but, unless otherwise required by the Trustees, it shall not be necessary for the seal to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

         2.20 CHARITABLE CONTRIBUTIONS. The Trustees shall have the power to make donations, irrespective of benefit to the Trust, for the public welfare or for community fund, hospital, charitable, religious, educational, scientific, literary, civic or similar purpose and, in time of war or other national emergency, in aid thereof.

         2.21 INDEMNIFICATION. In addition to the mandatory indemnification provided for in Section 5.3 hereof, the

Trustees shall have power, to the extent permitted by law, to indemnify or enter into agreements with respect to indemnification with any Person with whom the Trust has dealings, including, without limitation, any investment adviser, including the Adviser, or independent contractor, to such extent as the Trustees shall determine.

         2.22 REMEDIES. Notwithstanding any provision in this Declaration of Trust, when the Trustees deem that there is a significant risk that an obligor to the Trust may default or is in default under the terms of any obligation to the Trust, the Trustees shall have power to pursue any remedies permitted by law which, in their sole judgment, are in the interests of the Trust, and the Trustees shall have the power to enter into any investment, commitment or obligation of the Trust resulting from the pursuit of such remedies as are necessary or desirable to dispose of property acquired in the pursuit of such remedies.

         2.23 SEPARATE ACCOUNTING. The Trustees shall establish the books and records for each Portfolio and maintain such records separately as if each Portfolio were a separate legal entity.

         2.24 FURTHER POWERS. The Trustees shall have power to do all such other matters and things and execute all such instruments as they deem necessary, proper or desirable in order to carry out, promote or advance the interests of the Trust although such matters or things are not herein specifically mentioned. Any determination as to what is in the best interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

                                   ARTICLE III
                             ADVISER AND DISTRIBUTOR

         3.1 APPOINTMENT. The Trustees are responsible for the general investment policy of the Trust, the distribution of its Shares and for the general supervision of the business of the Trust conducted by officers, agents, employees, investment advisers, distributors or independent contractors of the Trust. However, the Trustees are not required personally to conduct all of the business of the

Trust and, consistent with their ultimate responsibility as stated herein, the Trustees may appoint, employ or contract with an investment adviser (the "Adviser") and/or a distributor and underwriter for the Trust's Shares (the "Distributor"), and may grant or delegate such authority to the Adviser and/or Distributor (pursuant to the terms of Section 2.16 hereof) or to any other Person the services of whom are obtained by the Adviser or Distributor, as the Trustees may, in their sole discretion, deem to be necessary or desirable, without regard to whether such authority is normally granted or delegated by trustees.

         3.2 PROVISIONS OF AGREEMENT. The Trustees shall not enter into any agreement with the Adviser or Distributor pursuant to the provisions of Section
3.1 hereof unless such agreement is consistent with the provisions of Section 15 of the 1940 Act.

                                   ARTICLE IV
                                   INVESTMENTS

          4.1 STATEMENT OF INVESTMENT OBJECTIVES AND POLICIES. The Trustees shall be guided in their actions by the Investment Objectives and Policies as set forth in the most current effective registration statement for the Trust as filed with the Securities and Exchange Commission. Because the Trust is divided into separate Portfolios, the Trustees shall supervise the investments and the recordkeeping for each Portfolio within the Trust as if it was a separate legal entity. In addition to any other power granted to the Trustees, the Trustees may, as they deem appropriate, provide for additional Portfolios in a manner consistent with the Investment Company Act.

         4.2 RESTRICTIONS. Notwithstanding anything in this Declaration of Trust which may be deemed to authorize the contrary, the Trust, with respect to each Portfolio, shall conduct its affairs in accordance with the Investment Limitations (Restrictions) as set forth in the most current, effective registration statement for the Trust as filed with the Securities and Exchange Commission.

         4.3 PERCENTAGE RESTRICTIONS. If the percentage restrictions as set forth in the Investment Limitation described in Section 4.2 above are adhered to at the time of each investment, a later increase or decrease in percentage resulting from a change in the value of the Trust's assets is not a violation of such investment restrictions.

         4.4 AMENDMENT OF INVESTMENT OBJECTIVES AND POLICIES AND OF INVESTMENT LIMITATIONS. The Investment Objectives and Policies and the Investment Limitations are deemed to be fundamental policies and may not be changed without the approval of the holders of a majority of the outstanding voting shares of each Portfolio affected which, for purpose herein, shall mean the lesser of (i) 67% of the shares represented at a meeting which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. A change in policy affecting only one Portfolio may be effected only with the approval of a majority of the outstanding shares of such Portfolio.

                                    ARTICLE V
                            LIMITATIONS OF LIABILITY

         5.1 LIABILITY TO THIRD PERSONS. No Shareholder shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person or Persons in connection with the Trust Property or the affairs of the Trust; and no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise; to any other Person or Persons in connection with Trust Property or the affairs of the Trust, except for that arising from his bad faith, willful misconduct, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interest of the Trust; and all such other Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee or agent, as such, of the Trust is made a party to any suit or proceedings to enforce any such liability, he shall not on account thereof be held to any personal liability.

         5.2 LIABILITY TO TRUST OR TO SHAREHOLDERS. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee or agent of the Trust for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of frost) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard for his duties.

         5.3 INDEMNIFICATION. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.3 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein; provided, however, that the Trust shall have no liability to reimburse Shareholders for taxes assessed against them by reason of their ownership of Shares, nor for any losses suffered by reason of changes in the market value of Shares.

         Each officer, Trustee or agent of the Trust shall be indemnified by the Trust to the full extent permitted under the General Laws of the State of Massachusetts and the Investment Company Act of 1940, as amended, except that such indemnity shall not protect any such person against any liability to the Trust or any shareholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct"). Indemnification shall be made when (i) a final decision on the merits, by a court or other body before whom the proceeding was brought, that the person to be indemnified was not liable by reason of disabling conduct or,
(2) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of Trustees who are neither "interested persons" of the company as defined in section 2(a)(19) of the Investment Company Act of 1940, nor (b) an independent legal counsel in a written opinion. The Trust may, by vote of a majority of a quorum of Trustees who are not interested persons, advance attorneys' fees or other expenses incurred by officers, Trustees, investment advisers or principal underwriting, in defending a proceeding upon the undertaking by or on behalf of the person to be indemnified to repay the advance unless it is ultimately determined that he is entitled to indemnification. Such advance shall be subject to at least one of the following: (1) the person to be indemnified shall provide a security for his undertaking, (2) the Trust shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested, non-party Trustees of the Trust, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that the person to be indemnified ultimately will be found entitled to indemnification.

         5.4 SURETY BONDS. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of his duties.

         5.5 APPARENT AUTHORITY. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer, employee or agent.

         5.6 RECITALS. Any written instrument creating an obligation of the Trust shall be conclusively taken to have been executed or done by a Trustee or Trustees or an officer, employee or agent of the Trust only in their or his capacity as Trustees or Trustee under this Declaration of Trust or in the capacity of officer, employee or agent of the Trust. Any written instrument creating an obligation of the Trust shall refer to this Declaration of Trust and contain a recital to the effect that the obligations thereunder are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, Shareholders, officers, employees or agents of the Trust, but the Trust Property or a specific portion thereof only shall be bound, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust.

         5.7 RELIANCE ON EXPERTS, ETC. Each Trustee and each officer of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the Adviser, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

         5.8 LIABILITY INSURANCE. The Trustees shall, at all times, maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover all foreseeable tort liability to the extent available at reasonable rates.

                                   ARTICLE VI
                            CHARACTERISTICS OF SHARES

         6.1 GENERAL. The interest of the Shareholders hereunder shall be divided into Shares, all of one class and having a par value of $.01 per Share. The number of Shares authorized hereunder is unlimited. All Shares shall have equal noncumulative voting, distribution, liquidation and other rights, shall be fully paid and non-assessable, and shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights of any kind. Shareholders are entitled to one vote for each full share and fractional votes for fractional shares. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares, except as provided in Section 10.5 hereof. The Shares shall be personal property giving only the rights specifically set forth in this Declaration of Trust.

          6.2 CLASSES OF STOCK.

                  (a) The shares shall be divided into ten classes of common stock and designated Classes A, B. C, D, E, F, G. H, and I, respectively.

                  (b) The holders of each share of stock of the Trust shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the Class, then standing in his name on the books of the Trust. On any matter submitted to a vote of shareholders, all shares of the Trust then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except that (1) when otherwise expressly required by Massachusetts Law, the Investment Company Act of 1940, or this Declaration of Trust, shares shall be voted by individual class; (2) shares of the respective classes are entitled to vote in matters concerning only that class; (3) fundamental policies, as specified in Article 4 hereof, may not be changed, unless a change affects only one Class, without the approval of the holders of a majority of the Trusts outstanding voting shares, including a majority (as defined under the Investment Company Act of 1940) of the shares of each Class.

                  (c) Each class of stock of the Trust shall have the following powers, preferences or other special rights, and qualifications, restrictions, and limitations thereof shall be as follows:

                          (1) The Trustees may from time to time declare and pay
                   dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Trustees.

                              (i) Dividends or distributions on shares of any class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such class.

                              (ii) Inasmuch as one goal of the Trust is to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Trust, the Trustees shall have the power in their discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Trustees, to enable the

                            Trust to qualify as a regulated investment company and to avoid liability for the Trust for Federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a class of shares has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other classes, the amount to be deemed available for distribution to the class or classes with the net capital gain may be reduced by the amount offset.

                           (2) The assets  belonging to any class of stock shall
                  be charged with the liabilities in respect to such class, and shall also be charged with its share of the general liabilities of the Trust in proportion to the asset values of the respective classes. The determination of the Trustees shall be conclusive as to the amount of liabilities, the allocation of the same as to a given class and as to whether the same or general assets of the Trust are allocable to one or more classes.

                           (3) Prior to the  issuance  of any shares of a class,
                  the Trustees may by resolution change the designation of such class to the name of the Portfolio of the Trust with respect to which such shares will be issued.

          6.3 EVIDENCE OF SHARE OWNERSHIP. Evidence of Share ownership shall be reflected in the Share Register maintained by or on behalf of the Trust pursuant to Section 7.1 hereof, and the Trust shall not be required to issue certificates as evidence of Share ownership; provided, however, that the Trustees may, in their discretion, authorize the use of certificates as a means of evidencing the ownership of Shares by setting forth in the Trust's By-laws or in a resolution, provisions for the form of certificates and regulations governing their execution, issuance and transfer. Subject to Section 6.7 hereof, such certificates shall be treated as negotiable and title thereto and to the Shares represented thereby shall be transferred by delivery thereof to the same extent in all respects as a stock certificate, and the Shares represented thereby, of a Massachusetts business corporation.

         6.4 DEATH OF SHAREHOLDERS. The death of a Shareholder during the continuance of the Trust shall not terminate this Declaration of Trust nor give such Shareholder's legal representatives a right to an accounting or to take any action in the courts or otherwise against other Shareholders or the Trustees or the Trust Property, but shall simply entitle the legal representatives of the deceased Shareholder to require the recordation of such legal representative's ownership of or rights in the deceased Shareholder's Shares, and, upon the acceptance thereof, such legal representative shall succeed to all the rights of the deceased Shareholder under this Declaration of Trust.

         6.5 REPURCHASE OF SHARES. The Trustees may, on behalf of the Trust, purchase or otherwise acquire outstanding Shares from time to time for such consideration and on such terms as they may deem proper. Shares so purchased or acquired by the Trustees for the account of the Trust shall not, so long as they belong to the Trust, receive distributions (other than, at the option of the Trustees, distributions in Shares) or be entitled to any voting rights. Such Shares may, in the discretion of the Trustees, be cancelled and the number of Shares issued thereby reduced, or such Shares may, in the discretion of the Trustees, be held in the treasury and may be disposed of by the Trustees at such time or times, to such party or parties and for such considerations as the Trustees may determine.

         6.6 TRUSTEES AS SHAREHOLDERS. Any Trustee in his individual capacity may purchase and otherwise acquire or sell and otherwise dispose of Shares or other Securities issued by the Trust, and may exercise all the rights of a Shareholder to the same extent as though he were not a Trustee.

         6.7 REDEMPTION AND STOP TRANSFERS FOR TAX PURPOSES; REDEMPTION TO MAINTAIN CONSTANT NET ASSET VALUE. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other Securities of the Trust has or may become concentrated in any person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption a number, or principal amount, of Shares or other Securities of the Trust sufficient, in the opinion of the Trustee to maintain or bring the direct or indirect ownership of Shares or other Securities of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other Securities of the Trust to any Person whose acquisition of the Shares or other Securities of the Trust in question would, in the opinion of the Trustees, result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with Section 6.9.

         The Shares of the Trust shall also be subject to redemption pursuant to the procedure for reduction of outstanding Shares set forth in Section 10.5 hereof in order to maintain the constant net asset value per share.

         6.8 INFORMATION FROM SHAREHOLDERS. The holders of Shares or other securities of the Trust shall, upon demand, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other Securities of the Trust, as the Trustees reasonably deem necessary, to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

         6.9 REDEMPTIONS. All outstanding Shares may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Declaration of Trust. The Trust shall, upon application of any Shareholder, redeem or repurchase from such Shareholder outstanding Shares for an amount per share determined by the application of a formula adopted for such purpose by the Trustees (which formula shall be consistent with the 1940 Act and the rules and regulations promulgated thereunder); provided that such amount per share shall not exceed the cash equivalent of the proportionate interest of each share in the assets of the Trust at the time of the purchase or redemption. The procedures for effecting redemption shall be as adopted by the Trustees and set forth in the Prospectus from time to time.

         6.10 SUSPENSION OF REDEMPTION; POSTPONEMENT OF PAYMENT. The Trustees may suspend the right of redemption or postpone the date of payment for the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Trust of Securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust to determine fairly the value of its net assets, or (iv) during any other period when the Securities and Exchange Commission (or any succeeding governmental authority) may for the protection of security holders of the Trust by order permit suspension of the right of redemption or postponement of the date of payment on redemption; provided that applicable rules and regulations of the Commission (or any succeeding governmental authority) shall govern as to whether the conditions prescribed in
(ii), (iii) or (iv) exist. Such suspensions shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (ii), (iii) or (iv) shall have expired (as to which in the absence of an official ruling by said Commission or succeeding authority, the determination of the Trustees shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

                                   ARTICLE VII
                          RECORD AND TRANSFER OF SHARES

         7.1 SHARE REGISTER. A register shall be kept by or on behalf of the Trustees, under the direction of the Trustees, which shall contain the names and addresses of the shareholders and the number of shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares. Only Shareholders whose ownership of Shares is recorded on such register shall be entitled to vote or to receive distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive any distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trust as shall keep the register for entry thereon.

         7.2 TRANSFER AGENT. The Trustees shall have power to employ, within or without the Commonwealth of Massachusetts, a transfer agent or transfer agents and, if they so determine, a registrar or registrars. The transfer agent or transfer agents may keep the registrar and record therein the original issues and transfers of Shares. Any such transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates and shares of stock in a corporation, except as modified by the Trustees.

         7.3 OWNER OF RECORD. Any person becoming entitled to any Share in consequence of the death, bankruptcy or insolvency of any Shareholder, or otherwise, by operation of law, shall be recorded as holder of such Shares. But until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy, insolvency or other event.

         7.4 TRANSFERS OF SHARES. Shares shall be transferable on the records of the Trust (other than by operation of law) only by the record holder thereof or by his agent hereunto duly authorized in writing upon delivery to the Trust or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of execution and authorization and of other matters as may reasonably be required by the Trust or the transfer agent. Upon such delivery, the transfer shall be recorded on the register of the Trust. But until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor the Trust nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of the proposed transfer. This

Section 7.4 and Section 7.3 hereof are subject in all respects to the provisions of Section 6.7 hereof.

         7.5 LIMITATION OF FIDUCIARY RESPONSIBILITY. The Trustees shall not, nor shall the Shareholders or any officer, transfer agent or other agent of the Trust, be bound to see to the execution of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Shares or any interest therein are subject, or to ascertain or inquire whether any sale or transfer of any such Shares or interest therein by any such Shareholder or his personal representative is authorized by such trust, charge, pledge or equity, or to recognize any Person as having any interest therein except the Persons recorded as such Shareholders. The receipt of the Person in whose name any Share is recorded, or, if such Share is recorded in the names of more than one Person, the receipt of any one such Persons or of the duly authorized agent of any such Person shall be a sufficient discharge for all money, Securities and other property payable, issuable or deliverable in respect of such Share and from all liability to see the proper application thereof.

         7.6 NOTICES. Any and all notices to which Shareholders hereunder may be entitled, and any and all communications, shall be deemed duly served or given if mailed, postage prepaid, addressed to Shareholders of record at their last known post office addresses as recorded on the Share register provided for in
Section 7.1 hereof.

                                  ARTICLE VIII
                                  SHAREHOLDERS

         8.1 MEETINGS OF SHAREHOLDERS. Meetings of the Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders holding in the aggregate not less than ten (10%) percent of the outstanding Shares having voting rights, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. In the event that the number of Trustees elected by vote of the Shareholders shall, at any time, fall below a majority a Special Meeting shall be called at the earliest practicable time for the election of Trustees;

provided,  however,  that such meeting shall,  in any event be held within sixty
(60) days of the date of the number of Trustees elected by vote of the Shareholders falls below a majority.

         8.2 QUORUMS. The holders of a majority of outstanding Shares, entitled to vote at such a meeting, present in person or by proxy shall constitute a quorum at any meeting of Shareholders.

         8.3 NOTICE OF MEETINGS. Notice of all meetings of the Shareholders entitled to vote at such a meeting, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his registered address, mailed at least ten (10) days and not more than sixty (60) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice.

         8.4 RECORD DATE FOR MEETINGS. For the purposes of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books, the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or other actions as a record date for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, except for dividend payments which shall be governed by Section 10.1, and any Shareholder who was a Shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof, even though he has since that date disposed of his Shares, and no Shareholder becoming such after that date shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

         8.5 PROXIES, Etc. At any meeting of Shareholders, any holder or Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for the verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust Only Shareholders of record shall be entitled to vote and each full share shall be entitled to one vote and fractional shares shall be entitled to fractional votes. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

         8.6 REPORTS. The Trustees shall cause to be prepared at least annually a report of operations containing a balance sheet and statements of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent certified public accountant on such financial statements based on an examination of the books and records of the Trust, and made in accordance with generally accepted auditing standards. A signed copy of such report and opinion shall be filed with the Trustee within sixty (60) days after the close of the period covered thereby. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act and in any event within a reasonable period preceding the annual meeting of Shareholders. The Trustees shall, in addition, furnish to the Shareholders, at least semi-annually, an interim report containing an unaudited balance sheet of the Trust as at the end of such semi-annual period and a statement of income and surplus for the period from the beginning of the current fiscal year to the end of such semi-annual period.

         8.7 INSPECTION OF RECORDS. The records of the Trust shall be open to inspections by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

         8.8 SHAREHOLDER ACTION BY WRITTEN CONSENT. Any action taken by Shareholders may be taken without a meeting tin g if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

         8.9 VOTING RIGHTS OF SHAREHOLDERS. The Shareholders shall be entitled to vote only upon the following matters: (a) election of Trustees as provided in
Section 9.2 and Section 9.4 hereof; (b) amendment of the Declaration of Trust or termination of this Trust as provided in Section 4.4 and Section 13.1 hereof;
(c) reorganization of this Trust as provided in Section 13.2 hereof; and (d) all matters for which the approval of the Shareholders of the Trust is required by the Investment Company Act of 1940, as amended. Except with respect to the foregoing matters specified in this Section 8.9, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

                                   ARTICLE IX
                                    TRUSTEES

         9.1 NUMBER AND QUALIFICATION. The number of Trustees shall be fixed from time to time by resolution of a majority of the Trustees then in office, provided, however, that the number of Trustees shall in no event be less than three (3) or more than fifteen (15). Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Section 9.1 made by a resolution of a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the individual named in the resolution of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration of Trust. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 9.4 hereof, the Trustees or Trustee continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. A Trustee shall be an individual at least twenty-one (21) years of age who is not under legal disability. The Trustees, in their capacity as Trustees, shall not be required to devote their entire time to the business and affairs of the Trust.

         9.2 TERM AND ELECTION. Each Trustee named herein, or elected or appointed as provided in Section 9.1 and 9.4 hereof shall (except in the event of resignations or removals or vacancies pursuant to Sections 9.3 or 9.4 hereof) hold office until his successor has been elected and has qualified to serve as Trustee. Election of Trustees shall be by the affirmative vote of the holders of at least a majority of the Shares entitled to vote present in person or by proxy at such meeting. The election of any Trustee (other than an individual who was serving as a Trustee immediately prior to such election) pursuant to this
Section 9.2 shall not become effective unless and until such person shall have in writing accepted his election and agreed to be bound by the terms of this Declaration of Trust. Trustees may, but need not, own Shares.

         9.3 RESIGNATION AND REMOVAL. Any Trustee may resign (without need for prior of subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, the President or the Secretary (referred to in Section 9.6 hereof) and such resignation shall be effective upon such delivery, or at a later date according to the terms of the notice. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 9.1 hereof) with cause, by the action of two-thirds (2/3) of the remaining Trustees. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         No natural person shall serve as Trustee after the holders of record of not less than two-thirds of the outstanding shares of beneficial interest in the Trust have declared that he be removed from that office either by declaration in writing filed with the Custodian of the securities of the Trust or by votes cast in person or by proxy at a meeting called for the purpose.

         The Trustees shall promptly call a meeting of shareholders for the purpose of voting upon the question of remove if any such Trustee or Trustees are requested in writing so to do by the recordholders of not less than ten (10) per centum of the outstanding shares.

         Whenever ten or more shareholders of record, who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least one (1) per centum of the outstanding shares, which is less, shall apply to the Trustees in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a meeting for the purposes of removing Trustee(s) and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five (5) business days after receipt of such application either --

                (1) afford to such applicants  access to a list of the names and addresses of all shareholders as recorded on the books of the Trust; or

                (2) inform  such  applicants  as to the  approximate  number  of shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request.

         If the Trustees elect to follow the course specified in (2) above, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record at their addresses as recorded on the books, unless within five (5) business days after such tender the Trustees shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

         9.4 VACANCIES. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office, or removal of a Trustee. No such vacancy shall operate to annul this Declaration of Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust, and title to any Trust Property held in the name of any Trustee alone, jointly with one or more of the other Trustees or otherwise, shall, in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office of such Trustee, vest in the continuing or surviving Trustees without necessity of any further act or conveyance. In the case of an existing vacancy (other than by reason of increase in the number of Trustees) the holders of at least a majority of the Shares entitled to vote, acting at any meeting of Shareholders called for the purpose, or a majority of the Trustees continuing in office acting by resolution, may fill such vacancy, and any Trustee so elected by the Trustees shall hold office until his successor has been elected and has qualified to serve as Trustee. Upon the effectiveness of any such appointment as provided ., this Section, the Trust Property shall vest in such new Trustee jointly with the continuing or surviving Trustees without the necessity of any further act or conveyance; provided, however, that no such election or appointment as provided in this Section 9.4 shall become effective unless or until the new Trustee shall have accepted in writing his appointment and agreed to be bound by the terms of this Declaration of Trust.

         9.5 MEETINGS. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-laws or by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than forty-eight (48) hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Subject to Section 2.15 hereof and unless specifically provided otherwise in this Declaration of Trust, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or, without a meeting, by written consents of a majority of the Trustees. Any agreement, or other instrument or writing executed by one or more of the Trustees or by any authorized Person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees as provided in this Declaration of Trust.

         Any committee of the Trustees, including an Executive Committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless otherwise specifically provided in this Declaration of Trust, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or, without a meeting, by written consent of a majority of the members.

         With respect to actions of the Trustees and any committee thereof, Trustees who are affiliated within the meaning of Section 2.15 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 9.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

         All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by utilizing conference, telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications shall constitute presence in person at such meeting. The minutes of any meeting of Trustees held by utilizing such communications equipment shall be prepared in the same manner as those of a meeting of Trustees held in person.

         9.6 OFFICERS. The Trustees shall elect a Chairman from among their number and shall appoint a President, Secretary and Treasurer and such other officers as they deem necessary or appropriate to carry out the business of the trust. Such officers shall be appointed and hold office in accordance with By-law provisions.

         9.7 BY-LAWS. The Trustees may adopt and, from time to time, amend or repeal By-laws for the conduct of the business of the Trust, and in such By-laws may define the duties of the respective officers, agents, employees and representatives.

                                    ARTICLE X
                        DISTRIBUTIONS TO SHAREHOLDERS AND
                 DETERMINATION OF NET ASSET VALUE AND NET INCOME

         10.1 GENERAL. The Trustees may, from time to time, declare and pay to the Shareholders, in proportion to their respective ownership of Shares, out of the earnings, net profits or surplus (including paid-in capital), capital or assets in the hands of the Trustees, such dividends or other distributions as they may determine. The declaration and payment of such dividends or other distributions and the determination of earnings, profits, surplus (including paid-in capital) and capital available for dividends and other purposes shall lie wholly in the discretion of the Trustees and no Shareholder shall be entitled to receive or be paid any dividends or to receive any distribution except as determined by the Trustees in the exercise of said discretion. The Trustees may, in addition, from time to time in their discretion, declare and pay as dividends or other distributions such additional amounts, whether or not out of earnings, profits and surplus available therefor, sufficient to enable the Trust to avoid or reduce its liability for Federal income taxes, inasmuch as the computations of net income and gains for Federal income tax purposes may vary from the computations thereof on the books of the Trust. Any of all such dividends or other distributions may be made, in whole or in part, in cash, property or other assets or obligations of the Trust, as the Trustees may in their sole discretion from time to time determine. The Trustees may also distribute to the Shareholders, in proportion to their respective ownership of Shares, additional Shares issuable hereunder in such manner and on such terms as they may deem proper. Any of all such dividends or distributions may be made among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine.

         10.2 RETAINED  EARNINGS.  The  Trustees,  except as provided in Section
10.1 hereof, may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust, to meet obligations of the Trust, to establish reserves or as they may deem desirable to use in the conduct of its affairs or to retain for future require or extensions of the business of the Trust.

         10.3 SOURCE OF DISTRIBUTIONS. Shareholders shall receive annually a statement in writing advising the Shareholders of the source of the funds so distributed so that distributions of ordinary income, return of capital and capital gains income will be clearly distinguished.

         10.4 NET ASSET VALUE. The net asset value of each outstanding Share of the Trust shall be determined once on each business day, as of the close of trading on the New York Stock Exchange or at any other time as the Trustees, by resolution, may determine and which is in compliance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be set forth in the Prospectus. The power and duty to make the daily calculations may be delegated by the Trustees to the Adviser, the Custodian, the Transfer Agent, the Distributor or such other person as the Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

         10.5 POWER TO MODIFY VALUATION PROCEDURES. Notwithstanding any of the foregoing provisions of this Article X, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per share net asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, or any rule or regulation thereunder, including any rule or regulation adopted pursuant to Section 22 of the 1940 Act by the Commission or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by said Commission, all as in effect now or as hereafter amended or modified.

                                   ARTICLE XI
                                    CUSTODIAN

         11.1 APPOINTMENT AND DUTIES. The Trustees shall, at all times, employ a bank or trust company organized under the laws of the United States of America or one of the several states thereof having a capital, surplus and undivided profits of at least two million dollars ($2,000,000) as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-laws of the Trust and the 1940 Act:

                (a) to hold the  securities  owned by the Trust and  deliver the same upon written order;

                (b) to receive  and  receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

                (c) to disburse such funds upon orders or vouchers;

                (d) if  authorized  by the  Trustees,  to  keep  the  books  and accounts of the Trust and furnish clerical and accounting services;

                (e) if authorized  to do so by the Trustees,  to compute the net income of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and Custodian.

         The Trust may also employ the Custodian as its agent for other purposes.

         The Trustees may also authorize the Custodian to employ one or more Sub-Custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions, as may be agreed upon between the Custodian and such Sub-Custodian and approved by the Trustees, provided that, in every case, such Sub-Custodian shall be a bank or trust company organized under the laws of the United States of America or one of the several states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000).

         11.2 CENTRAL CERTIFICATE SYSTEM. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the Securities owned by the Trust in a system for the central handling of Securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                   ARTICLE XII
                        RECORDING OF DECLARATION OF TRUST

         12.1 RECORDING. This Declaration of Trust and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein; and unless such amendment or such certificate filed with the Secretary of the Commonwealth of Massachusetts sets forth some earlier or later time for the effectiveness of such amendment, such amendment shall be effective upon its filing with the Secretary of said Commonwealth. An amended Declaration, containing the original Declaration and all amendments theretofore made, may be executed any time or from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

                                  ARTICLE XIII

                        AMENDMENT OR TERMINATION OF TRUST

         13.1 AMENDMENT OR TERMINATION. The provisions of this Declaration of Trust may be amended or altered (except as to the limitations on personal liability of the Shareholders and Trustees and the prohibition of assessments upon Shareholders), or the Trust may be terminated, at any meeting of the Shareholders called for the purpose, by the affirmative vote of the holders of a majority of the Shares then outstanding and entitled to vote, or by an instrument or instruments in writing, without a meeting, signed by a majority of the Trustees and the holders of a majority of such Shares; provided, however, that the Trustees may, from time to time by a two-thirds (2/3) vote of the Trustees, and after fifteen (15) days prior written notice to the Shareholders, amend or alter the provisions of this Declaration of Trust, without the vote or assent of the Shareholders, to the extent deemed by the Trustees in good faith to be necessary to conform this Declaration to the requirements of the regulated investment company provisions of the Internal Revenue Code or the requirements of applicable federal laws or regulations or any interpretation thereof by a court or other governmental agency of competent jurisdiction but the Trustees shall not be liable for failing so to do. Notwithstanding the foregoing, (i) no amendment may be made pursuant to this Section 13.1 which would change any rights with respect to any outstanding Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or written consent of the holders of two-thirds (2/3) of the outstanding Shares entitled to vote thereon; and (ii) no amendment may be made with respect to the investment restrictions contained in Section 4.2 hereof without the affirmative vote of the holders of a majority (as defined in the 1940 Act) of the Shares of the class of stock affected by such change. Upon the termination of the Trust pursuant to this Section 13.1:

               (a) The Trust shall carry on no business except for the purpose of winding up its affairs.

               (b) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by affirmative vote of not less than a majority of all outstanding Shares entitled to vote.

               (c) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly of each, among the Shareholders according to their respective rights.

         Upon termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the right, title and interest of all Shareholders shall cease and be cancelled and discharged.

         A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

         Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares shall have become effective, this Declaration of Trust may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

         13.2 POWER TO EFFECT REORGANIZATION. The Trustees, by vote or written approval of a majority of the Trustees, may select or direct the organization of a corporation, association, trust or other organization with which the Trust may merge, or which shall take over the Trust Property and carry on the affairs of the Trust, and after receiving an affirmative vote of not less than a majority of the outstanding Shares entitled to vote at any meeting or Shareholders, the notice for which included a statement of such proposed action, the Trustees may effect such merger or may sell, convey and transfer the Trust Property to any such corporation, association, trust or organization in exchange for cash or shares or securities thereof, or beneficial interest therein with the assumption by such transferee of the liabilities of the Trust; and thereupon the Trustees shall terminate the Trust and deliver such cash, shares, securities or beneficial interest ratably among the Shareholders of this Trust in redemption of their Shares.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         14.1 GOVERNING LAW. This Declaration Trust is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of said Commonwealth and reference shall be specifically made to the Business Corporation Law of the Commonwealth of Massachusetts as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

         14.2 COUNTERPARTS. This Declaration of Trust may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         14.3 RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust, (e) the form of any By-law adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees or any of them and the successors of such person.

          14.4 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

               (a) The provisions of this Declaration of Trust are severable and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the regulated investment company provisions of the Internal

                    Revenue Code or with other applicable federal or state laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted (including, but not limited to, the election of Trustees) prior to such determination.

               (b) If any provisions of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not. in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

         14.5 SECTION HEADINGS. Sections headings have been inserted for convenience only and are not a part of this Declaration of this Trust.

                                   ARTICLE XV
                                DURATION OF TRUST

         15.1 DURATION. Subject to possible termination in accordance with the provisions of Article XIII hereof, the Trust created hereby shall continue until the expiration of twenty (20) years after the death of the last survivor of the following named persons:


Name                               Address                  Birth Date
----                               -------                  ----------

Michael A. Hasenauer               7A Maple Street          April 25, 1982
                                   Weston, CT

William Arthur Phillip             Buckingham Palace        June 21, 1982
Lewis Mountbatten -                London, England
Windsor

David Alan Braverman               3 Vauxhall Court         February 17, 1980
                                   Edison, NJ 08820

Name                            Address                        Birth Date
----                            -------                        ----------

Peter James Peck Brown          31 Kates Lane                  July 12, 1982
                                Metuchen, NJ 08840

Lauren Faschan Mariano          Mt. Pleasant Village           September 7, 1982
                                Building 23 - 6A
                                Morris Plains, NJ 07950

Peter Thomas Snedeker           341 G. Karrville Rd.           October 4, 1982
                                Port Murray, NJ 07965

Erika Joy Palmer                4 Woodmere Drive, RD #3        July 22, 1979
                                Belle Meade, NJ 08592

Mark Christopher Palmer         4 Woodmere Drive, RD #3        December 30, 1981
                                Belle Meade, NJ 08592

Christine Rost Tippy            32 Lake Drive                  October 26, 1982
                                Boonton, NJ 07005

Shaun Edward McCathern          5 North Cape Trail             June 26, 1982
                                Rockway, NJ 07866

           IN WITNESS WHEREOF, the undersigned majority of all of the Trustees of the Trust have caused these presents to be executed as of the 10th day of June, 1983.

                           Position
         Name              With Trust           Address
         ----              ----------           --------

/S/ RICHARD E. COLEMAN     President and        1599 Littleton Rd.
----------------------     Trustee              Parsippany NJ
 Richard E. Coleman                             07054


/S/BRUCE W. KUNZMANN       Treasurer and        1599 Littleton Rd.
----------------------     Trustee              Parsippany NJ
 Bruce W. Kunzmann                              07054


/S/ ROBERT M. GRAHAM       Trustee              1599 Littleton Rd.
--------------------                            Parsippany, NJ
 Robert M. Graham                               07054

 /S/ THOMAS G. FERGUSON    Trustee              1599 Littleton Rd.
 ----------------------                         Parsippany, NJ
 Thomas G. Ferguson                             07054

/S/ JOHN S. VENABLE        Trustee              c/o The Charles
----------------------                          Edison Fund
John D. Venable                                 101 South Harrison
                                                Street, East Orange, NJ 07018


 (ALL TRUSTEES MUST SIGN)

                                    AMENDMENT
                                       TO
                          AMENDED DECLARATION OF TRUST
                        OF BANKERS NATIONAL SERIES TRUST

         WHEREAS, the Declaration of Trust of Bankers National Series Trust (the "Trust"), dated November 15, 1982 was duly filed in the office of the Secretary of the Commonwealth of Massachusetts; and

         WHEREAS, pursuant to Articles XII and XIII of said Amended Declaration of Trust dated June 10, 1983 was so filed (said Amended Declaration of Trust being referred to herein as the "Declaration of Trust"); and

         WHEREAS, Article XIII of the Declaration of Trust permits an amendment or alteration to the Declaration of Trust by an instrument or instruments signed by a majority of the Trustees and by the holders of a majority of the Trust's shares; and

         WHEREAS, this Amendment has been so authorized,

         NOW, THEREFORE, the Amendment WITNESSETH:

         1. The definition of "Portfolio" is Section 1.4 of Article I of the Declaration of Trust is amended so that, as amended, it will read as follows:

                  "Portfolio" shall have the meaning set forth in Article VI.

         2. The second sentence of Section 2.15(c) of Article II of the Declaration of Trust is amended so that, as amended, it will read as follows:

                  The Trustees shall use their best efforts to obtain through the Adviser or other Persons a continuing and suitable investment program, consistent with the policies and objectives of each Portfolio.

         3. The first paragraph of Section 5.3 of Article V of the Declaration of Trust is hereby renumbers as subsection "(a)" of Section 5.3.

         4. The second paragraph of Section 5.5 of Article V of the Declaration of Trust is amended so that, as amended, it will read as follows:

            (b) (1) As used in this subsection (b) of this Section 5.3, the following terms shall have the meaning set forth below:

                      (i) the term "indemnitee" shall mean any present or former
                    Trustee, officer or employee of the Trust, any present or former Trustee or officer of another trust or corporation whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust, any present or former investment adviser, sub-adviser or principal underwriter of the Trust and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;

                      (ii) the term "covered proceeding" shall mean any threatened, pending or competed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;

                      (iii) the term  "disabling  conduct"  shall  mean  willful
                    misfeasance,   bad  faith,   gross  negligence  or  reckless
                    disregard  of the
                    duties involved in the conduct of the office in question;

                      (iv) the  term  "covered  expenses"  shall  mean  expenses
                    (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

                      (v) The term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contredere or its equivalent.

                  (2) The  Trust  shall not  indemnify  any  indemnitee  for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct.

                  (3) Except as set forth in (2) above, the Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either
            (a) the vote of a majority of a quorum of Trustees who are neither "interested persons", as defined in the 1940 Act nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may but need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

                  (4) Covered  expenses  incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only If one or more of the following in the case (i) the indemnitee shall provide a security for each undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a full trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustees who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding.

                  (5) Nothing  herein shall be deemed to affect the right of the
            Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

         5. Section 6.1 of Article VI of the Declaration of Trust is amended by deleting the first four sentences thereof.

         6. Section 6.2 of Article VI of the Declaration of Trust is amended so that, as amended, it will read as follows:

                         6.2 PORTFOLIOS. The beneficial interest in the Trust shall at all time be divided into an unlimited number of transferable Shares, having apart value of $0.01 per Share. The Shares of the Trust shall be classified into one or more "Portfolios" having the characteristics set forth in (a) through and including (f) below. The Trustees may from time to time divide or combine the Shares of each Portfolio into a greater or lesser number without thereby changing the proportionate beneficial interests in that Portfolio. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiple thereof. The Board of Trustees may classify unissued Shares into one or more additional Portfolios which shall, together with the issued Shares of each Portfolio, have such designations as the Trustees may determine and shall, subject to any applicable rule, regulation or order of the Commission or other applicable law or regulation, have the characteristics set forth in (a) through and including (f) below.

                         (a) All  consideration  received  by the  Trust for the
                    issue or sale of Shares of each Portfolio, together with all income, earnings, profits and proceeds thereof, including any proceeds derived form the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Portfolio with respect to which such assets, payments, or funds were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account
                    o f the Trust. Such assets, income, earnings, profits and proceeds thereof, any asset derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such Portfolio.

                         (b) Dividends or distributions on Shares of any Portfolio, whether payable in shares or cash, shall be paid only out of earnings, surplus or other assets belonging to such Portfolio.

                         (c) In the event of the  liquidation  or dissolution of
                    the Trust, Shareholders of each such Portfolio shall be entitled to receive, as a class, out of the assets of the Trust available for distribution to Shareholders, but other than general assets not belonging to such Portfolio; and the assets so distributable to the Shareholders of any such class shall be distributed among such Shareholders in proportion to the number of shares of such Portfolio held by them and recorded on the books of the Trust. In the event that there are any general assets not belonging to any particular Portfolio and available for distribution, such distribution shall be made to the holders of Shares of all Portfolios in proportion to the asset value of the respective Portfolios.

                         (d) The assets belonging to any such Portfolio shall be
                    charged with the liabilities in respect to such Portfolio and shall be charged with their share of the general liabilities of the Trust. The determination of the Trustees shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, and as to the allocation of the same as to a given Portfolio, and as to whether the same, or general assets of the Trust, are allocated to one or more Portfolios. The liabilities so allocated to a Portfolio are herein referred to as "liabilities belonging to" such Portfolio.

                         (e) At all meetings of  Shareholders,  each shareholder
                    of each Share of each Portfolio shall be entitled to one vote for each Share, irrespective of the Portfolio, standing in his name on the books of the Trust, except that where a vote of the holders of the Shares of any Portfolio, or of more than one Portfolio, voting by Portfolio, is required by the 1940 Act and/or Massachusetts law as to any proposal, only the holders of such Portfolio or Portfolios, voting by Portfolio, shall be entitled to vote upon such proposal and the holders of any other Portfolio or Portfolios shall not be entitled to vote thereon. Any fractional Share, if an such fractional Shares are outstanding, shall carry proportionately all the rights to vote and the right to receive dividends. There shall be no cumulative voting rights with respect to any Shares or Portfolio of the Trust.

                         (f) When the Trust has more than one Portfolio:

                                    (i) the  redemption  rights  provided to the
                                    holders of the Trust's Shares in Section 6.9
                                    shall be deemed to apply  only to the assets
                                    belonging to the Portfolio in question;  and
                                    (ii)  the  net   asset   value   per   Share
                                    computation  as provided for in Section 10.4
                                    shall be applied as if each  Portfolio  were
                                    the   Trust   as   referred   to   in   such
                                    computation, but with its assets limited to the assets belonging to such Portfolio and its liabilities limited to the liabilities belonging to such Portfolio.

         7. The second and third sentences of Section 8.6 of Article VIII of the Declaration of Trust are amended so that as amended, they will read as follows:

                           A signed copy of such report and opinion shall be filed with the Trustees, and copies of such reports shall be mailed or delivered to all Shareholders with the time required by the 1940 Act.

         8. The second sentence of Section 9.2 of Article IX of the Declaration of Trust is amended so that as amended it will read as follows:

                            Election of Trustees shall be by a plurality of the votes cast.

         9. Section 13.2 of Article XIII is amended by deleting therefrom the words "with the assumption by such transferee of the liabilities of the Trust" and substituting therefor the following:

                            upon making provision for the payment of Trust liabilities, by assumption by the transferee or otherwise.

         10. The following additional Sections are hereby added to Article XIV of the Declaration of Trust.

                         14.6 CONSTRUCTION OF 1940 ACT. Whenever any action is taken under this Declaration of Trust under any authorization to take action which is permitted by the 1940 Act, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the 1940 Act then in effect as expressed in "no action" letters of the staff of the Commission or any release, rule, regulation or order under the 1940 Act or any decision of a court of competent jurisdiction, notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

                         14.7 ACTION OF PROSPECTUS OR PROXY STATEMENT. Any action which may be taken by the Trustees under this Declaration of Trust or its By-laws may be taken by the description thereof in the then effective prospectus relating to the Shares under the Securities Act of 1933 of in any proxy statement of the Trust rather than by formal resolution of the Board.

         IN WITNESS WHEREOF, the undersigned sole shareholder of the Trust and a majority of all of the Trustees of the Trust have caused these presents to be executed on the 30th day of December, 1983.

                           Bankers National Life Insurance Company, as sole shareholder

                           By   /S/ RICHARD E. COLEMAN
                                -------------------------------

                                       PRESIDENT
                                ------------------------------
                                        (Title)

                                /S/ RICHARD E. COLEMAN
                               ------------------------------
                                        Trustee

                                /S/ THOMAS G. FERGUSON
                               ------------------------------
                                        Trustee

                                /S/ BRUCE W. KUNZMAN
                               ------------------------------
                                        Trustee

                                /S/ ROBERT M. GRAHAM
                               ------------------------------
                                        Trustee

                                    AMENDMENT
                                       TO
                          AMENDED DECLARATION OF TRUST
                                       OF
                              CONSECO SERIES TRUST
                    (formerly BANKERS NATIONAL SERIES TRUST)

         WHEREAS, the Declaration of Trust of Conseco Series Trust (formerly Bankers National Series Trust) (the "Trust"), dated November 15, 1982 was duly filed in the office of the Secretary of the Commonwealth of Massachusetts; and

         WHEREAS, Article XIII of the Declaration of Trust permits an amendment or alteration to the Declaration of Trust by an instrument or instruments signed by a majority of the Trustees and by the holders of a majority of the Trust's shares; and

         WHEREAS, Section 1.1 of Article I of the Declaration of Trust authorizes the Trustees to adopt any name for the Trust as they deem appropriate; and

         WHEREAS, this amendment has been so authorized,

         NOW, THEREFORE, this Amendment WITNESSETH:

         1. Section 1.1 of Article I is hereby amended by deleting the words "Bankers National Series Trust" and replacing them with "Conseco Series Trust", effective March 11, 1992.

         IN WITNESS WHEREOF, the undersigned being a majority of all of the Trustees of the Trust and the sole shareholder of the Trust have caused these presents to be executed on the 3rd day of August, 1992.

                                     /S/ ROLLIN M. DICK
                           --------------------------------------
                                         (Trustee)

                                     /S/ J. DEAN CHRISTY
                           --------------------------------------
                                         (Trustee)

                                     /S/ WILLIAM O. DANIEL
                           ---------------------------------------
                                         (Trustee)

                                     /S/ WARREN KINCAID
                           ---------------------------------------
                                         (Trustee)

                           BANKERS NATIONAL LIFE INSURANCE COMPANY, as sole shareholder

                                   /S/ DONALD F. GONGAWARE
                           ---------------------------------------

                                        PRESIDENT
                           ---------------------------------------
                                        (Title)


                                                                               3